UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On April 18, 2016, Sonic Automotive, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”).

(b) At the Annual Meeting, the Company’s stockholders (i) elected all nine of the Company’s nominees for director to serve for a term of one year or until their successors are duly elected and qualified; (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (iii) approved, on an advisory basis, the Company’s named executive officer compensation. Final voting results on each matter submitted to the Company’s stockholders at the Annual Meeting are as follows:

1.	Election of directors:

	Votes For	Votes Withheld	Broker Non-Votes
O. Bruton Smith	130,433,600	19,674,274	2,204,666
B. Scott Smith	149,231,945	875,929	2,204,666
David Bruton Smith	143,160,024	6,947,850	2,204,666
William I. Belk	144,480,155	5,627,719	2,204,666
William R. Brooks	148,505,980	1,601,894	2,204,666
Victor H. Doolan	149,066,555	1,041,319	2,204,666
John W. Harris III	144,480,155	5,627,719	2,204,666
Robert Heller	142,344,348	7,763,526	2,204,666
R. Eugene Taylor	143,821,798	6,286,076	2,204,666

2.	Ratification of the appointment of KPMG LLP:

Votes For	Votes Against	Abstentions	Broker Non-Votes
152,269,233	41,948	1,359	-0-

3.	Advisory approval of the Company’s named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,327,310	24,773,257	7,307	2,204,666

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: April 20, 2016	By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel